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                                                                  Exhibit 4.4(b)

                                TRUST AGREEMENT
                                ---------------

     This TRUST AGREEMENT, dated as of March 22, 1999 (this "Trust Agreement"), among (i) FLORIDA PROGRESS FUNDING CORPORATION, a Delaware corporation (the "Depositor"), (ii) FIRST CHICAGO DELAWARE INC., a Delaware corporation (the "Delaware Trustee"), and (iii) THE FIRST NATIONAL BANK OF CHICAGO, a national banking association (the "Property Trustee") (collectively with the Delaware Trustee, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

          1. The trust created hereby (the "Trust") shall be known as "FPC CAPITAL II" in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

          3. The Depositor, the Trustees and certain other trustees to be hereafter appointed will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities, or QUIPS, and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

          4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the Depositor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act
Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust and certain other securities, (b) any Prospectus or Preliminary Prospectus relating to the Preferred Securities required to be filed under the 1933 Act, and (c) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety
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bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and
(iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor, Florida Progress Corporation, a Florida corporation, and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In connection with the filings referred to above, the Depositor hereby constitutes and appoints Kenneth E. Armstrong, Pamela A. Saari, Richard Korpan, Edward W. Moneypenny, Kathleen M. Haley, John Scardino, Jr. and Douglas E. Wentz, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in its capacity as Depositor of the Trust, to sign any and all amendments (including post-effective amendments) to the 1933
Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5.   This Trust Agreement may be executed in one or more counterparts.

          6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

          7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

          8. The Delaware Trustee shall not have any of the powers or duties of the Trustees set forth herein, except as required under the Business Trust Act. The Delaware Trustee shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of (S) 3807(a) of the Business Trust Act.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                    FLORIDA PROGRESS FUNDING CORPORATION,
                                    as Depositor

                                         /s/ Edward W. Moneypenny
                                    By:  _______________________________________
                                                                          Signed
                                    this 20th day of March, 1999, in the City of
                                    Atlanta, the State of Georgia

                                    FIRST CHICAGO DELAWARE INC., as Trustee

                                         /s/ Steven M. Wagner
                                    By:  _______________________________________


                                    THE FIRST NATIONAL BANK OF CHICAGO, as
                                    Trustee

                                         /s/ Steven M. Wagner
                                    By:  _______________________________________

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